UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 7, 2010

AXM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 393-4365

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director

On September 1, 2010, Mr. Elliot Maza resigned from his position as a director of AXM Pharma, Inc. (the “Company”).  Mr. Maza did not note any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices as a reason for his resignation.

In connection with Mr. Maza’s resignation, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Maza and issued a warrant to Mr. Maza (the “Warrant”).  The Separation Agreement and the Warrant are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Separation Agreement, by and between the Company and Elliot Maza, dated September 1, 2010.
10.2	Warrant, by and between the Company and Elliot Maza, dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

	By:	/s/ Wei-Shi Wang
Dated: September 4, 2010		Wei-Shi Wang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, by and between the Company and Elliot Maza, dated September 1, 2010.
10.2	Warrant, by and between the Company and Elliot Maza, dated September 1, 2010.